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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (see File No. 333-17883, effective December 31, 1996) of our report dated February 25, 2000 with respect to the consolidated financial statements of Inrad, Inc. and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ HOLTZ RUBENSTEIN & CO., LLP
HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
April 11, 2000